UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2023

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AVANTAX, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25131	91-1718107
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3200 Olympus Boulevard, Suite 100

Dallas, Texas 75019

(Address of principal executive offices)

(972) 870-6400

(Registrant’s telephone number, including area code)

Blucora, Inc.

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVTA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Blucora, Inc., a Delaware corporation now known as Avantax, Inc. (the “Company”), the Company sold its tax software business to Franklin Cedar Bidco, LLC, a Delaware limited liability company and an affiliate of Cinven (the “TaxAct Sale”).

In connection with the TaxAct Sale, the Company is in the process of restructuring the roles of certain members of management of the Company. This includes the departure of Raj Doshi, the Company’s Chief Growth and Marketing Officer. In addition, on January 21, 2023, the Company communicated to Ann Bruder that her title and scope of responsibilities would change from Chief Legal, Development and Administration Officer to Special Advisor to both the Company’s Chief Executive Officer and General Counsel.

Due to such change in her responsibilities, Ms. Bruder resigned for “Good Reason” under the Blucora, Inc. Executive Change of Control Severance Plan (the “Change of Control Severance Plan”), effective February 1, 2023. In accordance with the terms of the Change of Control Severance Plan and as a result of the Company’s waiver of the applicable cure period, Ms. Bruder will be eligible to receive severance benefits upon her resignation for Good Reason, as described in the Company’s Definitive Proxy Statement, filed with the U.S. Securities and Exchange Commission on March 18, 2022 and subject to her execution and non-revocation of a general release and waiver in favor of the Company. In addition, to assist in implementing an orderly transition of her responsibilities and to ensure Ms. Bruder’s continued services to the Company in relation to certain key transition matters, including supporting the initial delivery of transition services in connection with the TaxAct Sale, Ms. Bruder and the Company entered into a Consulting Agreement on January 24, 2023 (the “Consulting Agreement”), pursuant to which Ms. Bruder has agreed to serve as a consultant of the Company from February 2, 2023 through June 30, 2023 (the “Consulting Period”). During the Consulting Period, Ms. Bruder will be paid a monthly consulting fee of $34,584, and pursuant to the Consulting Agreement, the Company will grant Ms. Bruder an award of restricted stock units under the Blucora, Inc. 2018 Long-Term Incentive Plan with a grant date fair value of $827,000 (the “Special RSU Award”). Each restricted stock unit will represent the right to receive a cash payment equal to the value of the Company’s common stock on the July 1, 2023 vesting date, subject to Ms. Bruder satisfactorily performing consulting services for the duration of the Consulting Period and execution of a general release and waiver in favor of the Company. The Special RSU Award is not subject to accelerated vesting provisions under the Change of Control Severance Plan (or otherwise).

The foregoing summaries of the Consulting Agreement and the form of Award Agreement for the Special RSU Award are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2023, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Charter Amendment”) to its Restated Certificate of Incorporation, as amended, to change the legal name of the Company from Blucora, Inc. to Avantax, Inc., effective as of 12:01 a.m. Eastern Time on January 26, 2023(the “Effective Time”). The Company’s board of directors (the “Board”) approved the Charter Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware.

The Board also approved an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Old Bylaws” and, as amended and restated, the “Amended and Restated Bylaws”) reflecting the name change, effective as of the Effective Time. No other changes were made to the Old Bylaws.

Copies of the Charter Amendment and the Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On January 26, 2023, the Company issued a press release announcing that Tabitha Bailey is the Company’s Chief Legal Officer and Corporate Secretary. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01  Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment No. 3 to the Restated Certificate of Incorporation of Blucora, Inc., effective January 26, 2023
3.2	Amended and Restated Bylaws of Avantax, Inc., effective January 26, 2023
10.1	Consulting Agreement, dated January 24, 2023, between Blucora, Inc. and Ann Bruder
10.2	Form of Restricted Stock Unit Agreement between Blucora, Inc. and Ann Bruder (attached as Exhibit A to Exhibit 10.1 above)
99.1	Press Release issued by Avantax, Inc. on January 26, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANTAX, INC.

Date: January 26, 2023	By:	/s/ Marc Mehlman
Marc Mehlman
Chief Financial Officer